Investor Contact:
Erica Abrams
The Blueshirt Group for Borland
415-217-5864
erica@blueshirtgroup.com

Company Contact:
Aaron Feigin
408-863-2409
afeigin@borland.com

Borland Reports Financial Results for the Third Quarter of 2007

AUSTIN, Texas, — November 8, 2007 — Borland Software Corporation (NASDAQ: BORL), the global leader in Open Application Lifecycle Management (ALM), today announced financial results for the third quarter ended September 30, 2007.

For the third quarter of 2007, Borland reported total revenue of $73.0 million, GAAP net income of $0.5 million, or $0.01 per share, and non-GAAP net income of $5.4 million, or $0.07 per share. GAAP net income included $1.9 million in stock-based compensation, $2.2 million in amortization of intangibles and $0.8 million in restructuring and other related expenses.

Revenue for ALM products and services for the third quarter of 2007 was $47.4 million, an increase of 21% over the second quarter of 2007. Deployment products (DPG) revenue was $13.1 million and CodeGear (IDE) products and services revenue was $12.5 million.

The Enterprise segment, which consists of ALM and DPG products, reported a GAAP operating loss of $1.4 million and non-GAAP operating income of $3.5 million. This compares favorably to a GAAP operating loss of $12.2 million and a non-GAAP operating loss of $7.7 million reported in the second quarter of 2007. The CodeGear segment reported GAAP operating income of $1.7 million and non-GAAP operating income of $1.8 million for the third quarter of 2007, which compares to GAAP operating income of $1.3 million and non-GAAP operating income of $1.9 million reported in the second quarter of 2007.

“We are very pleased with our performance in the third quarter,” said Tod Nielsen, President and CEO of Borland. “We posted solid revenue and good improvement in operating costs, allowing us to achieve profitability. Several existing ALM customers increased their investments in Borland, including one transaction that exceeded 10% of total revenue for the quarter.
“We are focused on developing a predictable and growing revenue stream based on both small and large transactions while also driving cost reductions to achieve sustainable profitability over time,” concluded Nielsen.

Q407 Business Outlook
Management expects total revenue for the fourth quarter of 2007 to be in the range of $60.0 to $70.0 million and non-GAAP operating income to range from a loss of $5.0 million to income of $2.0 million.

Non-GAAP operating income for the fourth quarter excludes restructuring costs, stock based compensation of approximately $1.0 million, and approximately $2.2 million in amortization of intangibles. GAAP operating income, excluding restructuring costs, is expected to be in the range of a loss of $8.0 million to a loss of $1.0 million.

Conference Call
Borland reports financial results for the quarter ended September 30, 2007 at 4:00 p.m. Central Standard Time, today, Thursday, November 8, 2007. To access the teleconference, dial 800-240-2134 for the US or Canada and 303-262-2142 for international callers. To access the live webcast, please visit the Investor Relations section of Borland’s website (www.borland.com) at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. A replay will be available approximately two hours after the teleconference ends and will remain available until November 15, 2007 at 2:00 a.m. Central Standard Time. Please dial 800-405-2236 or 303-590-3000 with passcode 11099326# to access the replay. The archived webcast will also be available on the website.

About Borland
Founded in 1983, Borland (NASDAQ:BORL — News) is the leading vendor of Open Application Lifecycle Management (ALM) solutions — open to customers’ processes, tools and platforms — providing the flexibility to manage, measure and improve the software delivery process. To learn more about maximizing the business value of software, visit http://www.borland.com.

Borland and other Borland brand and product names are service marks, trademarks or registered trademarks of Borland Software Corporation or its subsidiaries in the United States and other countries. All other marks are the property of their respective owners.

Forward-Looking Statements

Statements made in this release that are not historical facts are “forward-looking statements” and accordingly involve risk and uncertainties that could cause actual results to differ materially from those described in this release. Forward-looking statements include, for example, all statements relating to projected financial performance (including statements involving projection of revenue, income including income (loss), earnings including earnings (loss) per share, capital expenditures, dividends, capital structure, or other financial items), the plans and objectives of management for future operations, products or services; and future performance in economic terms or other any other measures.

The potential risks and uncertainties that could cause results to differ materially include, among others, our ability to predict revenue and control expenses and to grow our ALM business or achieve sustained profitability as planned. These and other risks are detailed in Borland’s periodic reports filed with the Securities and Exchange Commission, including, its latest Annual Report on Form 10-K, and its latest quarterly report on Form 10-Q, copies of which may be obtained from www.sec.gov. Borland does not intend to update this information to reflect future events or circumstances unless required by law.

Non-GAAP Financial Measures

The attached press release and tables include non-GAAP financial measures, including forward-looking non-GAAP measures. Borland’s management uses non-GAAP financial measures in assessing the performance of Borland’s ability to develop, sell and market products and services (“Ongoing Operations”). They are also used for planning and forecasting in future periods. Non-GAAP financial measures also facilitate internal comparisons to Borland’s historical operating results. Borland has historically reported similar non-GAAP financial measures and believe that the inclusion of comparative results provides consistency in its financial reporting that benefits investors. Non-GAAP financial measures are computed using consistent methods from quarter to quarter and year to year. These non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be viewed in conjunction with the consolidated financial statements prepared in accordance with GAAP.

In presenting non-GAAP financial measures, Borland has excluded the following items:

A. Restructuring and severance charges. Borland has incurred restructuring charges eliminating certain duplicative activities, focusing Borland’s resources on future growth opportunities and reducing Borland’s cost structure. In connection with its restructuring, Borland has recognized costs related to termination benefits for former Borland employees whose positions were eliminated and for the closure of Borland facilities. Borland excludes these items because these expenses are not reflective of Ongoing Operations and Borland believes excluding these items from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share facilitates comparisons with prior and subsequent reporting periods as well as comparisons to the operating results of competitors in Borland’s industry. Expenses related to severance and restructuring have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP.

B. Stock compensation impact of SFAS 123R. These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123R. Prior to the adoption of SFAS 123R in fiscal 2006, Borland did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted by SFAS 123R, to disclose such expenses in the footnotes to its financial statements. As Borland applies SFAS 123R, Borland believes that it is useful to investors to understand the impact of the application of SFAS 123R to Borland’s operational performance in comparison to prior periods in which such expense was not included directly in its financial statements. In addition, while stock-based compensation expense calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense, such expense is excluded from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share because it is not an expense that typically requires or will require cash settlement by Borland and consequently is not used by management to assess the core profitability of Borland’s Ongoing Operations. Borland believe it is useful to investors to understand the impact of the application of SFAS 123R to Borland’s liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. Borland further believes its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share excluding this item are useful to investors in that excluding this item facilitates comparisons to the operating results of competitors in Borland’s industry that may have different patterns of activity associated with equity compensation.

C. Amortization of purchased intangibles. In connection with its acquisitions, Borland has incurred amortization of purchased intangible assets. These purchased intangibles include: developed technology, customer lists and relationships, maintenance agreements, trade names, trademarks and service marks and non-compete agreements. For accounting purposes, Borland amortizes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although these intangible assets generate revenue for Borland, Borland excludes the associated amortization expense because it is non-cash in nature and because Borland believes its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share excluding this item provides meaningful supplemental information regarding Borland’s operational performance, liquidity and Borland’s ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item facilitates comparisons to Borland’s historical operating results and comparisons to the operating results of competitors in Borland’s industry which may have different acquisition histories.

D. Acquisition-related expenses. Borland has incurred significant acquisition-related expenses in connection with its prior acquisitions. Borland has also acquired in-process research and development that had not yet reached technological feasibility and had no alternative future use. Accordingly, these amounts were charged to operating expense upon consummation of the respective acquisitions. Borland excludes these items from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share because these expenses are not reflective of Ongoing Operations in the current period and have no direct correlation to the operation of Borland’s business either historically or on a future basis, as these are one-time charges. In addition, excluding this item facilitates comparisons to Borland’s historical and future operating results and comparisons to the operating results of competitors in Borland’s industry which may have different acquisition histories. Expenses related to acquisitions have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP.

Borland also excluded the common share equivalents that would have resulted from using the “if-converted” method of calculating the non-GAAP diluted income per share relating to the common shares issuable upon conversion of the convertible senior notes.

Borland believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Borland’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Borland’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Borland management that similar charges and expenses will not be incurred in subsequent periods.

###

TABLES TO FOLLOW

BORLAND SOFTWARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts, unaudited)
ASSETS	September 30, 2007		December 31, 2006
Current assets:
	$		$
Cash and cash equivalents		75,716		55,317
Short-term investments		65,003		—
Accounts receivable, net of allowances of $7,112
and $5,413, respectively		68,100		62,154
Prepaid expenses		10,670		13,341
Other current assets		3,022		1,329
Total current assets		222,511		132,141

Property and equipment, net		10,605		11,176
Goodwill		253,192		253,356
Intangible assets, net		33,834		40,521
Long-term investments		50,002		-
Other non-current assets		11,887		6,705
	$		$
Total assets		582,031		443,899

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
	$		$
Accounts payable		10,775		15,591
Accrued expenses		33,852		36,438
Short-term restructuring		4,560		9,582
Income taxes payable		2,710		14,925
Deferred revenue		50,669		58,930
Other current liabilities		8,729		7,264
Total current liabilities		111,295		142,730

Convertible senior notes		200,000		-
Long-term restructuring		4,163		6,231
Long-term deferred revenues		1,116		1,610
Other long-term liabilities		23,835		7,848
Total liabilities		340,409		158,419

Stockholders’ equity:
Preferred stock; $.01 par value; 1,000,000 shares
authorized; 0 shares issued and outstanding		—		—
Common stock; $.01 par value; 200,000,000 shares
authorized; 72,782,662 and 78,704,764 shares
issued and outstanding, respectively		728		787
Additional paid-in capital		665,164		659,932
Accumulated deficit		(293,772)		(273,892)
Cumulative other comprehensive income		9,911		9,121

		382,031		395,948
Less common stock in treasury at cost, 21,158,980 and 15,275,899 shares,
respectively		(140,409)		(110,468)
Total stockholders’ equity		241,622		285,480

	$		$
Total liabilities and stockholders’ equity		582,031		443,899